Exhibit 5.1

Cadwalader, Wickersham & Taft LLP 650 South Tryon Street, Charlotte, NC 28202 Tel +1 704 348 5100 Fax +1 704 348 5200 www.cadwalader.com

October 30, 2024

Wells Fargo Commercial Mortgage Securities, Inc.
401 South Tryon Street, 26th Floor
Charlotte, North Carolina 28202

Re:	Wells Fargo Commercial Mortgage Securities, Inc. Registration Statement on Form SF-3 (File No. 333-282099)

To the Addressee of this Letter:

We have acted as special counsel to Wells Fargo Commercial Mortgage Securities, Inc. (the “Registrant”), in connection with the Registrant’s Registration Statement on Form SF-3, as amended by the Pre-Effective Amendment No. 1 to Registration Statement on Form SF-3, dated the date hereof (as amended, the “Registration Statement”). The Registration Statement is being filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The form of prospectus (the “Prospectus”) forming a part of the Registration Statement describes the Commercial Mortgage Pass-Through Certificates (the “Certificates”) to be sold by the Registrant in one or more series (each, a “Series”) of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the Registrant, a master servicer, a special servicer, a trustee, and, if applicable, such other parties to be identified in the Prospectus for such Series. The form of Pooling and Servicing Agreement is being incorporated by reference as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

In rendering the opinions set forth below, we have examined and relied upon the following as to matters of fact relevant to the opinions expressed herein: (1) the Registration Statement, including the form of Prospectus constituting a part thereof, in the form filed with the Commission; (2) the Pooling and Servicing Agreement in the form filed with the Commission; and (3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below.

C  A  D  W  A  L  A  D  E  R

We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America. We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Registrant.

Based upon and subject to the foregoing, we are of the opinion that:

1.       When the Certificates of a Series have been duly authorized by the Depositor and the Certificates of a Series have been duly executed, authenticated, delivered and sold in accordance with the terms of the Pooling and Servicing Agreement for such Series, such Certificates will be validly issued and outstanding, fully paid and non-assessable, and entitled to the benefits provided by such Pooling and Servicing Agreement.

2.       The descriptions of federal income tax consequences appearing under the heading “Material Federal Income Tax Considerations” in the Prospectus accurately describe the material federal income tax consequences to holders of Certificates offered thereby, under existing law and subject to the qualifications and assumptions stated therein. We also hereby confirm and adopt the opinions expressly set forth under such headings, under existing law and subject to the qualifications and assumptions set forth therein.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings “Legal Matters” and “Material Federal Income Tax Considerations” in the Prospectus, which are a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

In addition, we disclaim any obligation to update this letter or communicate with or advise you as to any changes in fact or law, or otherwise.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP

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